Exhibit 10.1

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (hereinafter “Amendment”) is entered into to be effective as of the 1st day of May 2017, by BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust (hereinafter “Landlord”), and INFINITY PHARMACEUTICALS, INC., a Delaware corporation (hereinafter “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant are parties to a Lease dated September 25, 2014 (the “Original Lease”), as amended by that certain Amendment of Lease dated as of March 27, 2017 (the “First Amendment” and, together with the Original Lease, the “Lease”), pursuant to which Landlord has leased to Tenant space in the building located at and commonly known as 784 Memorial Drive, Cambridge Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment have the meanings given in the Lease; and

WHEREAS, the “Termination Contingencies Date,” as set forth in the First Amendment, is May 1, 2017. Landlord and Tenant desire to amend the Lease to extend the Termination Contingencies Date to May 31, 2017, on the terms set forth herein.

Statement of Amendment

NOW, THEREFORE, in consideration of the undertakings of the parties as set forth below and other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged by both Landlord and Tenant, Landlord and Tenant hereby agree as follows:

1. The “Termination Contingencies Date,” as defined in Section 3 of the First Amendment, is hereby amended to be May 31, 2017. The “Early Termination Date”, as defined in Section 2(a) of the First Amendment, is hereby amended to be July 31, 2017. The date “July 1, 2017”, as appearing in Section 7 of the First Amendment, is hereby amended to be August 1, 2017.

2. This Amendment, together with the First Amendment, constitutes the entire agreement between the parties hereto regarding the early termination of the Lease and supersedes all prior negotiations regarding the subject matter hereof. This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

3. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control, and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

4. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, may be relied on by all parties as if the document were a manually signed original and will be binding on the undersigned for all purposes.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

BHX, LLC, as Trustee of 784 Realty Trust

By:	/s/ Robert A. Schlager

Name:	Robert A. Schlager

Title:	President

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Lawrence Bloch

Name:	Lawrence Bloch, M.D., J.D.

Title:	President